Exhibit 1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, each of Pampa Holdings LLC, Pampa F&F LLC, Dolphin Fund Management S.A., Consultores Fund Management Ltd., Dolphin Inversora S.A. and Marcelo Mindlin agrees to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common shares, par value Ps. 1.00 per share, of Pampa Energía S.A. and further agrees that this Joint Filing Agreement shall be included as an Exhibit to such filing. This Joint Filing Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Dated: February 26, 2010

Pampa Holdings LLC

By: /s/ Marcelo Mindlin
Name: Marcelo Mindlin
Title: Director of the Managing Member

Pampa F&F LLC

By: /s/ Marcelo Mindlin
Name: Marcello Mindlin
Title: Director of the Managing Member

Dolphin Fund Management S.A.

By: /s/ Marcelo Mindlin
Name: Marcelo Mindlin
Title: President

Consultores Fund Management Ltd.
By: /s/ Marcelo Mindlin
Name: Marcelo Mindlin
Title: President

Dolphin Inversora S.A.

By: /s/ Marcelo Mindlin
Name: Marcelo Mindlin
Title: President

Marcelo Mindlin

By: /s/ Marcelo Mindlin